Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Wisconsin Electric Power Company (the "Company") on Form 10-Q for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on May 6, 2005 (the "Report"), I, Gale E. Klappa, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

        (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GALE E. KLAPPA
Gale E. Klappa
Chief Executive Officer
May 6, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wisconsin Electric Power Company and will be retained by Wisconsin Electric Power Company and furnished to the Securities and Exchange Commission or its staff upon request.